UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 9, 2014

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

Opexa Therapeutics, Inc. (the “Company”) will host an Analyst and Investor Event in New York City, New York on Thursday, October 9, 2014, at which members of the Company’s senior management team will provide an R&D update and review of the Company’s Abili-T clinical trial for Secondary Progressive Multiple Sclerosis and the development provide for Neuromyelitis Optica.

The Analyst and Investor Event will take place from 8:00 a.m. to 9:15 a.m. Eastern Time at the New York Hilton Midtown, Madison Room (2nd floor). If you would like to attend the event, please confirm your attendance by e-mail to czuckero@opexatherapeutics.com or via telephone at 281.775.0600.  A live webcast of the event will start at 8:15 a.m. Eastern Time and may be accessed on the Investor Relations section of the Company’s website (www.opexatherapeutics.com).  An archived version of the webcast will be available for 90 days after the event on the Company’s website.

A copy of the Company’s updated Investor Presentation that will be available on the Investor Relations page of the Company’s website (www.opexatherapeutics.com) and will be used at the Analyst and Investor Event and other meetings is furnished as Exhibit 99.1 and incorporated herein by reference.  The Company does not undertake to update this presentation.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Opexa Therapeutics, Inc. Investor Presentation, October 2014.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 9, 2014	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Opexa Therapeutics, Inc. Investor Presentation, October 2014.